AMENDEDJOBS ACT / REGULATION A, AS AMENDED - OFFERING CIRCULAR

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE
 MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

SOUTHERN TIER  REGION RURAL BROADBAND COMPANY, INC. (STRRBC)

Issuing Company: Southern Tier Region Rural Broadband Company, Inc.

Issuer's Representative: Tony Ramos, President

1050 Connecticut Ave., NW

10th floor

Washington, D.C. 20036

202-321-7969

tramos@urbroadband.com

DATE OF OFFERING CIRCULAR: June 19, 2015, AMENDED: AUGUST 9, 2015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: UPON
 APPROVAL

DESCRIPTION OF SECURITIES: $20,000,000.00 common/voting shares / Tier 1
 Regulation A

MATERIAL RISK: THE COMPANY HAS NO OPERATING HISTORY. SEE OTHER RISKS SHOWN
 IN THIS OFFERING CIRCULAR.

MITIGATION OF RISK FACTOR: THREE-DAY RIGHT OF WITHDRAWAL AFTER SIGNING OF
 SALES CONTRACT

UNDERWRITERS: none.

DISTRIBUTION SPREAD TABLE










Price to public

Underwriting discounts and commissions*

Proceeds to Issuer or to other persons per unit

Termination date

Total maximum securities offered

Total minimum securities offered


$100 per share

None

100% to Issuing company

June 18, 2016

200,000

200,000


*Per Model B instructions, investors are advised as follows: as of the date of sales to the public, because this is a new rule under JOBS Act, the Issuer has not been able to locate any affiliates to whom commissions would be paid, and therefore, no cash or any other commissions would be paid as of that date. That said, the Issuer will seek such affiliates as they become known, and, upon the retainer of any, or of any underwriters or others who may sell these securities consistent with the new JOBS Act rules for this exempt offering, this Offering Circular will be amended, and, should it have been already provided to any potential or real investors, will be provided to them, and will also be posted on the Internet with this original Offering Circular at www.urbroadband.com. No finder's fees are offered without amending this Offering Circular.


TABLE OF CONTENTS - FORM 1-A, AS AMENDED BY NEW REG. A


TABLE OF CONTENTS......................................................i-xiv


ITEM 1. SUMMARY INFORMATION,

RISK FACTORS AND DILUTION..............................................1-5


    A . SUMMARY INFORMATION............................................1


    B . RISK FACTORS...................................................1-3


    C . RISK MITIGATION FACTORS: ......................................3-4


    D . DILUTION.......................................................4


    E . MATERIAL DISPARITIES...........................................4-5




ITEM 2 . PLAN OF DISTRIBUTION - ALL SALES

TO LAND IN THE HANDS OF THE INVESTOR...................................5-8


    A . UNDERWRITERS...................................................5


B . DISCOUNTS AND COMMISSIONS..........................................6


C . PLAN OF DISTRIBUTION...............................................6


D. NO SHARES OFFERED OR SOLD

ON ACCOUNT OF SECURITIES HOLDERS.......................................7




i


E. NO RESTRICTIONS ON AMOUNT OF

FUNDS RAISED UP TO REGULATION A

LIMITS, AND THEREFORE, NO 'RETURN OF

FUNDS' ISSUE...........................................................7-8


        1 . NO UNDERWRITERS............................................7


        2 . NO PAYMENT DELAYS..........................................8




ITEM 3 . USE OF PROCEEDS TO ISSUER.....................................8-10


    A . INTENDED USE OF NET PROCEEDS...................................8


    B . STATEMENT AS TO USE OF

    ACTUAL PROCEEDS....................................................8


    C . NO OTHER FUNDS TO BE USED......................................8


    D. NO PROCEEDS USED TO DISCHARGE

    INDEBTEDNESS.......................................................9


    E . NO PROCEEDS TO BE USED TO ACQUIRE

NON-PROJECT ASSETS.....................................................9


F . RESERVATION OF RIGHTS TO CHANGE

 USE OF PROCEEDS ......................................................9


    G. COMPLIANCE WITH 17 CFR 230.251,

AS AMENDED.............................................................10



ii

ITEM 4 . DESCRIPTION OF BUSINESS.......................................10-15


A . BUSINESS DONE AND INTENDED

TO BE DONE.............................................................10


B . THE PRINCIPAL PRODUCTS PRODUCED AND

SERVICES RENDERED AND THE PRINCIPAL

MARKET FOR AND METHOD OF DISTRIBUTION

OF SUCH PRODUCTS AND SERVICES..........................................10-11


C . THE STATUS OF A PRODUCT OR SERVICE

IF THE ISSUER HAS MADE PUBLIC INFORMATION

ABOUT A NEW PRODUCT OR SERVICE WHICH

WOULD REQUIRE THE INVESTMENT OF A MATERIAL

AMOUNT OF THE ASSETS OF THE ISSUER

OR IS OTHERWISE MATERIAL ..............................................11


D . THE ESTIMATED AMOUNT SPENT

DURING THE LAST TWO FISCAL YEARS

ON COMPANY-SPONSORED RESEARCH

AND DEVELOPMENT ACTIVITIES DETERMINED

IN ACCORDANCE WITH GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES .................................................12


E . THE ESTIMATED DOLLAR AMOUNT

SPENT DURING EACH OF SUCH YEARS

ON MATERIAL CUSTOMER-SPONSORED

RESEARCH ACTIVITIES RELATING TO

THE DEVELOPMENT OF NEW PRODUCTS,

SERVICES OR TECHNIQUES OR THE

IMPROVEMENT OF EXISTING PRODUCTS,

SERVICES OR TECHNIQUES.................................................12





iii

 F . THE NUMBER OF PERSONS EMPLOYED

BY THE ISSUER..........................................................12-13


G . THE MATERIAL EFFECTS THAT

COMPLIANCE WITH FEDERAL, STATE,

AND LOCAL PROVISIONS WHICH HAVE

BEEN ENACTED OR ADOPTED

REGULATING THE DISCHARGE OF MATERIALS

INTO THE ENVIRONMENT, MAY HAVE

UPON THE CAPITAL EXPENDITURES,

EARNINGS AND COMPETITIVE

POSITION OF THE ISSUER AND ITS

SUBSIDIARIES...........................................................13


H . DISTINCTIVE OR SPECIAL CIRCUMSTANCES

OF THE ISSUER'S OPERATIONS OR

INDUSTRY WHICH MAY HAVE A

MATERIAL IMPACT UPON THE ISSUER'S

FUTURE FINANCIAL PERFORMANCE...........................................13-14


        1 . DEPENDENCE ON ONE

OR A FEW MAJOR CUSTOMERS

OR SUPPLIERS (INCLUDING

SUPPLIERS OF RAW MATERIALS

OR FINANCING...........................................................13


2 . EXISTENCE OF PROBABLE

GOVERNMENTAL REGULATION................................................13









iv

3 .  MATERIAL TERMS OF AND/OR

EXPIRATION OF MATERIAL LABOR

CONTRACTS, OR PATENTS,

TRADEMARKS, LICENSES, FRANCHISES,

CONCESSIONS OR ROYALTY

AGREEMENTS.............................................................13


4 . UNUSUAL COMPETITIVE CONDITIONS

IN THE INDUSTRY AND ANTICIPATED

RAW MATERIAL OR ENERGY SHORTAGES

TO THE EXTENT MANAGEMENT MAY

NOT BE ABLE TO SECURE A

CONTINUING SOURCE OF SUPPLY............................................14


    I. THE ISSUER'S PLAN OF OPERATION FOR

THE TWELVE MONTHS FOLLOWING

COMMENCEMENT OF THE PROPOSED

OFFERING...............................................................14


J . PROCEEDS FROM THE OFFERING TO PROJECT

CASH REQUIREMENTS AND WHETHER,

IN THE NEXT SIX MONTHS, IT WILL BE

NECESSARY TO RAISE ADDITIONAL FUNDS....................................14-15


K . ANY ENGINEERING, MANAGEMENT,

OR SIMILAR REPORTS WHICH HAVE BEEN

PREPARED OR PROVIDED FOR EXTERNAL

USE BY THE ISSUER OR UNDERWRITER

OR BY A PRINCIPAL UNDERWRITER..........................................15


L . SEGMENT DATA ......................................................15






v

ITEM 5. DESCRIPTION OF PROPERTY........................................16




ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS

AND SIGNIFICANT EMPLOYEES..............................................17-22


    A . DIRECTORS......................................................17-18


B . EXECUTIVE OFFICERS AND

SIGNIFICANT EMPLOYEES..................................................18


C . FAMILY MEMBERS.....................................................19


D . BUSINESS EXPERIENCE................................................19-22


E . INVOLVEMENT IN CERTAIN LEGAL

PROCEEDINGS............................................................22


    1 . BANKRUPTCY OR STATE

INSOLVENCY.............................................................22


2 . CRIMINAL PROCEEDINGS...............................................22




ITEM 7 . REMUNERATION OF DIRECTORS AND OFFICERS........................22-23


A . ANNUAL REMUNERATION ...............................................22


B . PROPOSED REMUNERATION PAYMENTS.....................................23





vi


ITEM 8 . SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN SECURITYHOLDERS ...........................................23-25


    A . VOTING SECURITIES AND PRINCIPAL

HOLDERS THEREOF........................................................23


        1 . BY THE THREE HIGHEST PAID PERSONS

WHO ARE OFFICERS AND DIRECTORS

OF THE ISSUER .........................................................23


        2 . ALL OFFICERS AS A GROUP ...................................23


        3 . EACH SHAREHOLDER WHO OWNS

MORE THAN 10% OF ANY CLASS OF

THE ISSUER'S SECURITIES, INCLUDING

THOSE SHARES SUBJECT TO

OUTSTANDING OPTIONS....................................................23


B . TABLE OF OWNERSHIP.................................................24


1 . PRE-OFFERING SHARES................................................24


2 .  CONTROL VOTES.....................................................24


3 . 10% voting shares..................................................24



C . NON-VOTING SECURITIES

AND PRINCIPAL HOLDERS THEREOF..........................................25


D . OPTIONS, WARRANTS AND RIGHTS ......................................25



vii

E . PARENTS OF THE ISSUER, BASIS OF

CONTROL, AND PERCENTAGE OF

VOTING SECURITIES .....................................................25


1 . PARENT.............................................................25


2 . BASIS OF CONTROL...................................................25


3 . PERCENTAGE OF OWNERSHIP............................................25




ITEM 9. INTEREST OF MANAGEMENT

AND OTHERS IN CERTAIN TRANSACTIONS.....................................26-30


BRIEF DESCRIPTION OF ANY

TRANSACTIONS DURING THE PREVIOUS TWO

YEARS OR ANY PRESENTLY PROPOSED

TRANSACTIONS, TO WHICH THE ISSUER OR

ANY OF ITS SUBSIDIARIES WAS OR IS TO BE

A PART, IN WHICH ANY OF THE FOLLOWING

PERSONS HAD OR IS TO HAVE A DIRECT OR

INDIRECT MATERIAL MATERIAL INTEREST,

NAMING SUCH PERSON AND STATING HIS

 RELATIONSHIP TO THE ISSUER, THE NATURE

OF HIS INTEREST IN THE TRANSACTION,

AND, WHERE PRACTICABLE, THE AMOUNT

OF SUCH INTEREST.......................................................26



A . ANY DIRECTOR OR OFFICER

OF THE ISSUER..........................................................26





viii

B . ANY NOMINEE FOR ELECTION AS

A DIRECTOR.............................................................26


C . ANY PRINCIPAL SECURITYHOLDER

NAMED IN ANSWER TO ITEM 8 A, ABOVE.....................................26


D .  IF THE ISSUER WAS INCORPORATED

OR ORGANIZED WITHIN THE PAST THREE

YEARS, ANY PROMOTER OR ISSUER.........................................26


    E . ANY RELATIVE OR SPOUSE OF ANY

OF THE FOREGOING PERSONS, OR ANY

RELATIVE OF SUCH SPOUSE, WHO HAS

THE SAME HOUSE AS SUCH PERSON

OR WHO IS A DIRECTOR OR OFFICER

OF ANY PARENT OR SUBSIDIARY OF

THE ISSUER.............................................................27


 F . MATERIAL TRANSACTIONS

INVOLVING BANK DEPOSITORY

OF FUNDS, TRANSFER AGENT

REGISTRAR, TRUSTEE UNDER

A TRUST INDENTURE, OR SIMILAR

SERVICES ..............................................................27


G .  MATERIAL TRANSACTIONS

OR A SERIES OF SIMILAR TRANSACTIONS,

INCLUDING ALL PERIODIC INSTALLMENTS

IN THE CASE OF ANY LEASE OR

OTHER AGREEMENT PROVIDING FOR

PERIODIC PAYMENTS OR INSTALLMENTS

THAT DOES NOT EXCEED $50,000.00........................................28





ix

H . WHERE THE INTEREST OF THE

SPECIFIED PERSON ARISES SOLELY

FROM THE OWNERSHIP OF SECURITIES

OF THE ISSUER AND THE SPECIFIED

PERSON RECEIVES NO EXTRA OR

SPECIAL BENEFIT NOT SHARED ON

A PRO-RATA BASIS BY ALL OF THE

HOLDERS OF SECURITIES OF THE

CLASS..................................................................28


I . MATERIAL INDIRECT RELATIONSHIPS ...................................28-30


1 . FROM SUCH PERSON'S

POSITION AS A DIRECTOR OF

ANOTHER CORPORATION OR

ORGANIZATION (OTHER THAN

A PARTNERSHIP) WHICH IS A

A PARTY TO THE TRANSACTION.............................................28


2.  FROM THE DIRECT OR

INDIRECT OWNERSHIP BY

SUCH PERSON AND ALL OTHER

PERSONS SPECIFIED HEREIN

IN THE AGGREGATE, OF LESS

THAN 10 PERCENT OF EQUITY

INTEREST IN ANOTHER PERSON

(OTHER THAN A PARTNERSHIP)

WHICH IS A PARTY TO THE

TRANSACTION............................................................28








x

3 . WHERE THE INTEREST OF

SUCH PERSON ARISES SOLELY

FROM THE HOLDING OF AN EQUITY

INTEREST (INCLUDING A LIMITED

PARTNERSHIP INTEREST BUT

EXCLUDING A GENERAL

PARTNERSHIP INTEREST) OR A

CREDITOR INTEREST IN ANOTHER

TRANSACTION WITH THE ISSUER

OR ANY OF ITS SUBSIDIARIES

AND THE TRANSACTION IS

NOT MATERIAL TO SUCH

OTHER PERSON ..........................................................29


4 .  MATERIAL UNDERWRITING

DISCOUNTS AND COMMISSIONS

UPON THE SALE OF SECURITIES

BY THE ISSUER WHERE ANY OF

SPECIFIED PERSONS WAS OR

IS A CONTROLLING PERSON,

OR MEMBER, OF A FIRM WHICH

WAS OR IS TO BE A PRINCIPAL

UNDERWRITER ...........................................................29


        5 . AS TO ANY TRANSACTION

INVOLVING THE PURCHASE OR

SALE OF ASSETS BY OR TO ANY

ISSUER, OR ANY SUBSIDIARY,

OTHERWISE THAN IN THE

ORDINARY COURSE OF BUSINESS,







xi

STATE THE COST OF THE ASSETS

TO THE PURCHASER AND,

IF ACQUIRED BY THE SELLER WITHIN

TWO YEARS PRIOR TO THE

TRANSACTION, THE COST

THEREOF TO THE SELLER..................................................29


6 . MATERIAL TRANSACTIONS

WHICH INVOLVE REMUNERATION

FROM THE ISSUER OR ITS

SUBSIDIARIES, DIRECTLY OR

INDIRECTLY, TO ANY OF THE

SPECIFIED PERSONS FOR SERVICES

IN ANY CAPACITY UNLESS

THE INTEREST OF SUCH PERSONS

ARISES SOLELY FROM THE

OWNERSHIP INDIVIDUALLY AND

IN THE AGGREGATE OF LESS THAN 10

PERCENT OF ANY CLASS OF EQUITY

SECURITIES OF ANOTHER

CORPORATION FURNISHING

SERVICES TO THE ISSUER

OR ITS SUBSIDIARIES....................................................30




ITEM 10 . SECURITIES BEING OFFERED.....................................30-35


    A .  CAPITAL STOCK.................................................30-31



l .  TITLE OF CLASS....................................................30


2 .  DIVIDEND RIGHTS ..................................................30



xii


3 . VOTING RIGHTS .....................................................30


4 . LIQUIDATION RIGHTS.................................................31


5 .  PREEMPTIVE RIGHTS ................................................31


6 .  CONVERSION RIGHTS ................................................31


7.  REDEMPTION PROVISIONS .............................................31


8 . SINKING FUND PROVISIONS ...........................................31


9 .  LIABILITY TO FURTHER CALLS

OR TO ASSESSMENT BY THE

ISSUER ................................................................31


    B .  DEBT OR SECURITIES BEING

OFFERED................................................................31


C . WARRANTS, RIGHTS, OR

CONVERTIBLE SECURITIES.................................................32


D .  BALANCE SHEET ....................................................32-35


    E .  STATEMENT OF INCOME,

CASH FLOWS, AND OTHER

STOCKHOLDER EQUITY ....................................................35


F .  FINANCIAL STATEMENTS OF

BUSINESS ACQUIRED OR TO

BE ACQUIRED ...........................................................35



xiii

G .  PRO FORMA FINANCIAL

INFORMATION ...........................................................35


CONCLUSION.............................................................33






























xiv






ITEM 1. SUMMARY INFORMATION, RISK FACTORS, RISK MITIGATION FACTORS, DILUTION AND MATERIAL DISPARITIES




    A. Summary Information:


This Regulation A opportunity is for what is called the 'interconnector' sector of the broadband infrastructure industry. This sector provides the system whereby broadband Internet access service (BIAS) providers, as currently defined by the FCC's new Open Internet rules, sell their retail services to customers. These are companies like Netflix, Hulu, Crackle, YouTube, Apple TV, as well as the traditional content providers, like Comcast and Time Warner Cable.


This project is limited to unserved and underserved rural areas of the United States, and provides such 'interconnector' infrastructure for homes, businesses, and rural cities.




    B. Risk Factors:


1. Statements of future forecasts, projections and expectations are not statements of returns on investment;


2 . Market penetration may not be immediate;


3 .  Zoning issues may delay the start of parts of the project;


4. Attracting broadband providers to a carrier-neutral environment could result in initial limited user expansion;




l


5 . Local government needs could accelerate adoption, at a short term financial loss;


6 . The Company has no operating history;


7 . Sales of shares will be restricted in accordance with Regulation A, as amended, effective June 19, 2015;


8 . Technology choice: the primary technology choice for this project is white space infrastructure technology. This technology was authorized by the U.S. Federal Communications Commission (FCC), in 2012, and thus, there is limited data on a national rollout of this technology at the present time. This project would be among the first for a consumer-ready rollout of the technology infrastructure;


9 . There is an absence of profitable operations in recent periods;


10 . There is no current, defined method for determining market price for the service, as the service has, as of yet, not had a commercial rollout;












2



11. the project has not yet been completed and, accordingly; has no operating history. The company, therefore, has no operating history of earnings and its operations will be subject to all of the risks inherent in the establishment of a new business enterprise. Accordingly the success of the business is completely dependent upon financial, business, competitive, regulatory and other general factors affecting the rural broadband interconnector sector in general as well as prevailing economic conditions;


12. although, under Regulation A securities are unrestricted, there is, for this offering, no opportunity to achieve control securities;




        C . Risk Mitigation Factors:


                l . 3-day right of withdrawal;


2. required pre-purchase in-person meeting in Washington, D.C. with Issuer's representative, and, upon signing confidentiality statement, additional proprietary project information provided;


                3.right of rescission maintained under new JOBS Act rules;




3


4. stock class: not restricted;


5 . distribution: shares to land in the hands of the investor as of this offering.




D . Dilution:


The dilution formula that is utilized is taken from the administrative code of the State of Florida. After a survey of various dilution calculations from industry, as well as research among different State Blue Sky laws, we found that Florida's formula, as specifically codified, offers the best transparency by which to calculate dilution.




        E . Material disparities:


There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons as of the time of this offering circular, and there has been none in the past three years.


Further, the Issuer's representative, and its officers and directors, which includes the Issuer's representative, do not anticipate any such material disparity, or discount.




4


With respect to promoters and affiliated persons, because this Regulation A offering is based upon new rules, made effective on June 19, 2015, the Issuer's representative was unable to locate any such persons as of the effective offering date of this offering circular, which is also June 19, 2015. This being said, in the event such persons do begin to hold themselves out as promoters or affiliates, and are so qualified, the Issuer intends to utilize the services of such promoters and affiliates and will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, or with withdraw same and file a new one, consistent with said rules.





ITEM 2. PLAN OF DISTRIBUTION - ALL SALES TO LAND IN THE HANDS OF THE
 INVESTOR


        A . Underwriters:


For this initial filing, there is only a primary distribution, with all shares to land in the hands of the investor directly from the Issuer.


There are no underwriters on this offering as of the potential date of first public sale, June 19, 2015. In the event, however, that underwriters do begin to take business under this new, amended Regulation A offering opportunity, the Issuer intends to seek out and retain such for this offering.


In that event, and at that time, the Issuer intends to utilize the services of such underwriters and will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, consistent with said rules.







5

    B . Discounts and commissions:


There are no agreements for discounts and commissions as of the potential date of the first public sale, June 19, 2015, because there have been no promoters, underwriters or affiliates yet retained.


In the event, however, that such persons are retained under this new, amended
 Regulation A offering opportunity, the Issuer intends to allow for such discounts and to pay to such persons such amounts as may be reasonable and allowed by the new rules for Regulation A, as well as by any such voluntary or required groups, organizations or agencies that may provide for regulation and licensing of said persons.


In that event, and at that time, the Issuer will amend this Offering Circular, as required by the Regulation A rules, as amended, in a timely manner, or withdraw this one and file a new one, consistent with said rules.


C. Plan of distribution:


As of the date of the filing of this first Regulation A offering circular for this project, such is limited to primary distribution only, with all shares landing in the hands of the investor directly from the Issuer and the Issuer's representative.


As of the potential first offering sale date, and only upon successful upload to the SEC for registration, and if those two are not the same, upon the completion of the latter, there will be no secondary offering agreements, contracts, or any other relations with any persons or companies for other than primary sales.




6





        D.  No shares offered or sold on account of securities holders:


Consistent with Item 2. C, above, all shares will be sold upon issuance only from the Issuer and to land in the hands of the investor.


        E. No restrictions on amount of funds raised up to Regulation A limit, and therefore, no return of funds issue, no underwriters:


1 . no restrictions: all sales are primary in nature, and will land in the hands of the investor directly from the Issuer.


There are no arrangements with any persons, by the Issuer, or the Issuer's representative for any return of funds, other than those as stated herein with respect to the 3-day right of withdrawal, and except as to the Tier 1 funding cap of $20 million.


The existence of the Tier 1 funding cap, however, is not a restriction as to the return of any funds for this offering, as any funds raised, up to and including the funding cap limit, will be used for project implementation;








7


2 . No underwriters: as there are no underwriters, there will be no delay in payments.




ITEM 3 . USE OF PROCEEDS TO ISSUER


A . Intended use of net proceeds:


All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.


B . Statement as to use of actual proceeds:


All proceeds will be utilized to effectuate the implementation/install/operational activation of large scale rural broadband inter-connector infrastructure, utilizing, primarily, white space technology, with co-location for backhaul, as well as the integration of streaming video capability.


All funds will be sufficient, consistent with budget scaling of the amount of investments, so as to accomplish project goals. For example, if X amount of funding is achieved, then Y amount, or sections, of a given project area can be fully built out and made operational.


C . No other funds to be used:


    There are no other funds that would be used in conjunction with any proceeds.



8


D . No proceeds to be used to discharge indebtedness:


The project carries no debt, and therefore, no proceeds would be used to discharge any indebtedness.



E . No proceeds to be used to acquire non-project assets:


With the exception of assets acquired in the ordinary course of business for the project, there will be no other use of the proceeds.


    F .  Reservation of right to change use of proceeds:


The issuer reserves the right to change the use of proceeds provided that such reservation is due to certain contingencies which are adequately disclosed.


For example, the project may require the purchase of small and insignificant tracts of real estate for the purposes of positioning hardware, or structures upon which to mount such hardware. Or, for co-location purposes, the project may require the long-term leasing of space on certain rooftops, again for the purposes of providing relay connector hardware to the project area.


In all instances, however, the project plan is to avoid either the purchase of any real estate or the necessity of establishing such rooftop links. In other words, one of the primary project goals is to have access to broadband Internet service utility connections that are a part of the location of the sending radios, or in very close proximity to such. In this manner, significant costs of such real estate and other co-location items may be avoided, and thus, budget kept more efficient.






9



G. Compliance with 17 CFR 230.251, as amended:


The Issuing company/applicant has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.



ITEM 4 . DESCRIPTION OF BUSINESS




    A . Business done and intended to be done:


The project has consisted of the origination, organization, design and development of a large-scale rural interconnector infrastructure that will bring Internet service to unserved areas of rural America.


Such business has been conducted over a period in excess of five years.


The business to be done consists of utilizing the proceeds to implement, fulfill, and make operational, such infrastructure in a defined project area.


B . The principal products produced and services rendered and the principal market for and method of distribution of such products and services:








10


The principal 'product' produced consists of a consumer-ready 'kit' that brings full Internet service to the unserved areas of rural America. The Federal Communications Commission (FCC), for example, has identified 84,000 unserved census blocks in rural America.


The 'kit' concept was originated by the parent company in order to create a defined, consumer-ready project plan that can be scaled from a small, to a massive project size, depending on funding.


The principal 'service' that would be provided consists of the permanent operation of the 'kit' over the entire rural American landscape.


C . The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material:


The issuer has made 'public' the 'product' by making JOBS Act, Rule 506 notifications on the Internet. The principal 'service' is identified on the main project website, at www.urbroadband.com.



Thus, there are no investment proceeds which would require such new information, and saving, therefore, the proceeds for use in project implementation.







11


D . The estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles:


The company has spent all of its time during the past six fiscal years on research and development activities.



E . The estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques:


For largely proprietary reasons, the company has avoided such spending, and will continue to avoid such, for those same reasons. Further, both the FCC and th United States Department of Agriculture, among other Federal and State agencies, have extensive public information available on this issue.


        F . The number of persons employed by the issuer:


For purposes of cost control, the Issuer maintains no staff of employees.


All persons who are employed on the project are consultants and others with specialized knowledge, who work for themselves, or for outside companies.


Further, the project anticipates little employment because most of the work to be performed, in terms of install and the like, must be done by the original equipment manufacturers (OEM), or by contractors employed by them for that purpose.


This being said, a staff of customer support personnel, to relay messages for customer issues, will be retained upon funding.




12

Further, a staff of computer-related personnel, for the purposes of media, social media, community outreach and the like will be maintained for the project.




G . The material effects that compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, may have upon the capital expenditures, earnings and competitive position of the issuer and its subsidiaries:


None.


H . Distinctive or special characteristics of the issuer's operation or industry which may have a material impact upon the issuer's future financial performance:


1. dependence on one or a few major customers or suppliers
 (including suppliers of raw materials or financing):


none;


2 . existence of probable governmental regulation:


the interconnector sector for broadband is not a part of the FCC's recent
 Open Internet rules. This said, to the extent that broadband Internet access service (BIAS) provider retailers will sell their services on our system, those providers will be regulated by the FCC;


3 . material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements:


none;



13


4 . unusual competitive conditions in the industry, cyclicality of the industry and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply:


    none.


I. The issuer's plan of operation for the twelve months following the commencement of the proposed offering:


Proceeds will be utilized, immediately, to achieve full implementation of the projects. All planning is in place, and there is, thus, nothing else to do other than proceed to installation and activation;


J . Proceeds from the offering to project cash requirements and whether, in the next six months, it will be necessary to raise additional funds:


Proceeds will be utilized in strict accordance with budget calculations and for install and activation.


Accordingly, as the budget may be measured by the amount of any proceeds a t any one given time, and then the project sector may be scaled accordingly, there would be no need to raise additional funds for that sector.


For example, if the project raises an initial $600,000.00, then that amount would go towards the installation of one of the big sending radios, and 80 receiving radios in homes or offices. The only reason that the full 80 may not be installed at the outset would be the result of needing a higher capacity hardware install at the peering point. As these costs are generally known, and may be calculated, in fact, whether such additional capacity will be needed at any given sector would not be known until the install begins.





14


For example, a base station location that otherwise qualifies for the sending radio, on that has height and electricity and is not in an FCC-prohibited flight path, among other factors, may not have an Internet connection, or may have one, but the hardware is not sufficient to be able to handle the bandwidth that is needed. In this scenario, we would look for such a co-location, which would be nearby, and would make contract arrangements to put a sending radio onto that co-location area, to send the signal to the base station, where the 80-account radio will be mounted.


All such calculations and variations of this theme have long been worked out, and are overcome at a price/budget point that would allow for the 80 customer accounts to be placed on the big radio.


In terms of scaling, thus, if $6,000,000.00 were achieved, for example, the number of pieces of hardware would simply be multiplied to accommodate that funding award, and so forth.


K . Any engineering, management or similar reports which have been prepared or provided for external use by the issuer or by a principal underwriter:


None.


    L . Segment Data:


None required.






15






ITEM 5. DESCRIPTION OF PROPERTY




The location and general character of the principal plants, and other materially important physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held:


To the greatest extent possible, the Issuer seeks to avoid owning any property in fee simple. Such expenses, often promoted by vendors of such components as cell. towers, have resulted, historically, in both unnecessary and unsustainable, and therefore, unprofitable results.


By contrast, the projects specifically seek a 'light footprint,' wherever possible, to utilize existing assets of others, in order to create the 'kit' system that is the successful business plan.


Put another way, the era of 'cable is coming to my farm any time now,' has largely ended. Further, the era of cell. towers for rural areas, has also largely ended. Those two self-limiting sectors never adjusted their business models to suit the needs of rural America, and have, accordingly, and for good and sound business reasons limited to their narrow function, abandoned the rural sector.


This being said, the projects absolutely will rely on both fiber and cell towers as crucial location, or co-location peering points and thus, among the best starting points for any project is the location where the last fiber strand ends, or where the last cell. tower stands.


In this regard, the projects will make every effort to avoid the ownership of property, because, those sectors already own their own assets. Where the base stations are needed, long term rental contracts with building owners, or silo owners, or others, will be made.




16

ITEM 6 . DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES




        A . DIRECTORS


            Tony Ramos

            Age: 60

            Term of Service in Office: 2 years

            Procedure for selection: board vote




            Marc J. Hagemeier, M.A.

            Age: 52

            Term of Service in Office: 2 years

            Procedure for selection: board vote




            Eric W. Will, II

            Age: 67

            Term of Service in Office: 2 years

            Procedure for selection: board vote




            Harriet W. Grifo

            Age: 63

            Term of Service in Office: 2 years

            Procedure for selection: board vote





17



            Rex R. Helwig

            Age: 55

            Term of Service in Office: 2 years

            Procedure for selection: board vote


            Mark E. Bayliss

            Age: 55

            Term of Service in Office: 2 years

            Procedure for selection: board vote



        B . EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


            Tony Ramos, President


            David J. Karre, M.B.A, M.L.S.,  Vice President


            Rex R. Helwig, Treasurer


        Harriet W. Grifo, Secretary


            Anthony J. Castaldo, IT Architect


            Eric W. Will, II, Finance consultant


            Marc J. Hagemeier, M.A., Chief, Office of Financial Management


            Mark E. Bayliss, Broadband infrastructure, broadband Internet
			access service, streaming video, and FCC consultant







18


        C . FAMILY MEMBERS


There are no officers, directors or significant employees who have family members in any such corresponding position, or who have any controlling voting interest over such persons.




        D . BUSINESS EXPERIENCE




Experience and principal occupations, employment and business experience:


        Tony Ramos


Founding concept company and current company president, 2009. Leader. Third generation self-made entrepreneur. Member of the elite professional political sector in Washington, D.C. of originators of Congressional legislation. Veteran fundraiser. Member of the elite professional political sector in Washington, D.C., of originators of significant political policy/action campaigns. Writer and Issuer of JOBS Act offerings, filings and shares.











19


        Marc J. Hagemeier, M.A.


Company pioneer, 2009. Personal wealth member. Entrepreneur. Member of family-controlled conglomerate, of largest roadbed gravel infrastructure company in Germany. Significant advisor on matters of infrastructure and business. Accredited investor. Master of Arts degree.




        Eric W. Will, II


Company pioneer, 2009. Founding member. Self-made entrepreneur. Work history with IBM. Venture capital organizer. Significant advisor on matters of business finance and financing, with a specialty in commercial lease financing. Accredited investor.



        Harriet W. Grifo


Company pioneer, 2011. Rural library director, project liaison and community organizer. Lobbyist for libraries as community anchor institutions for expanded rural broadband.




        Anthony J. Castaldo


Company pioneer, 2009. Designer of 52+ building dark fiber loop infrastructure for large, rural library system. Library computer manager, 20+ years. Technology expertise on infrastructure for our company, including white space technology, broadband service and connectivity, and wireless technology. Major designer of company philanthropy program, Lend-A-Gadget, to place tablets, like iPads, in rural libraries to check out like books.


20

Rex R. Helwig


Company pioneer. Founding member, 2009. Project leader and liaison. Computer manager of large rural library system of 30+ buildings. Technology expert with Mr. Castaldo on issues of broadband architecture, broadband service and implementation in rural settings.




        Gary Horowitz


Company pioneer. Founding member, 2009. Leader. Project organizer and liaison, 'My First Car Club' broadband project - Greenfield Park, NY. New York State Police. Volunteer Firefighter. Commissioner, Ellenville Fire District
 (past Chief & Captain). Director of Personnel and Board Member, Ellenville Rescue Squad. Commissioner, Ulster County Medical Advisory Board. Commissioner, Ulster County Ambulance Association. Commissioner, Ellenville Zoning Board of Appeals. New York State Special Olympics Coordinator. Emergency EMT Instructor, Sullivan (County, NY) Community College. President, Save a Life Training Center. Instructor, New York State Police Academy. A.A. business administration.




Mark E. Bayliss


Company pioneer, 2010. Personal wealth member. Broadband infrastructure, broadband Internet access service, streaming video, and FCC consultant. Co-owner, rural broadband Internet access service company. Venture capital veteran. Organizer and implementer of streaming video company, 2015, trading on the over-the-counter market. Writer of FCC policy and Executive Orders. FCC Committee member and Chair of FCC Committees. Accredited investor.




21

David J. Karre, M.B.A., M.L.S.


Company pioneer. Founding member, 2009. Leader. Former Chief Executive
 Officer of large, rural library system in New York, 42 libraries. Project organizer and leader for rural city 'sidewalk Internet' company projects. Highly experienced local, State and Federal lobbyist. Veteran fundraiser. Master of Business Administration and Master of Library Science degrees.




E . Involvement in certain legal proceedings




    1 . Bankruptcy or State insolvency:


None;


    2 . Criminal proceedings:


None.




ITEM 7 . REMUNERATION OF DIRECTORS AND OFFICERS




A . Annual remuneration:


None.





22

B . Proposed remuneration payments:


Until funding is achieved, the Board has forgone consideration of this issue.
 As members are financially self-sustaining, the position of the Board has been that the project comes first, and any remuneration later.




ITEM 8. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS




A . Voting securities and principal holders thereof:


            1 . by the three highest paid persons who are are officers and directors of the Issuer:


as discussed above, there is no current remuneration for any officers and directors;


2 . all officers as a group:


same as above;


3 . each shareholder who owns more than 10% of any class of the issuer's securities, including those shares subject to outstanding options:


same as above;







23


        B . Table of ownership:


1 . Pre-offering shares:


Consistent with the Amended Offering Statement, which is incorporated into the Amended Offering Circular by reference, those shareholders named therein all own shares in excess of 5% of shares owned before the offering, and will own their same respective percentages, according to the dilution formula, after the offering.


Thus, in order to achieve a Regulation A funding offering of $20,000,000.00, the amount of 200,000 shares will be issued, and then an amount that, with the calculation of the dilution formula, will keep those shareholders at the same percentage before this offering.


2 . Control votes:


There are no persons who hold or share any voting power either pre-offering, or post-offering;


3 . 10% voting shares:


There are no persons who hold shares or the power to vote shares of 10% or more of any shares other than direct owners of those shares.


24



C . Non-voting securities and principal holders thereof:


All shares are common/voting shares;


D . Options, warrants, and rights:


None.


E . List all parents of the issuer, showing the basis of control and as to each parent the percentage of voting securities owned or other basis of control by its immediate parent, if any:


        1 . Parent:


Rural Broadband Company, Inc.;


        2 . Basis of control:


majority ownership of shares;


        3 . Percentage of shares:


55%














25

ITEM 9 . INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS




Brief description of any transactions during the previous two years or any presently proposed transactions, to which the issuer or any of its subsidiaries was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest, naming such person and stating his relationship to the issuer, the nature of his interest in the transaction and, where practicable, the amount of such interest:


A . Any director or officer of the issuer:


with the exception of ownership of shares, and serving as officers and directors, none;


B . Any nominee for election as a director:


none;


C . Any principal securityholder named in answer to Item 8 A., above:


none;


D . If the issuer was incorporated or organized within the past three years, any promoter of the issuer:


The Issuer's representative, Tony Ramos, is also the Issuer of JOBS Act/Rule
 506 securities, and notice of same was filed by the uploading of Form Regulation D onto EDGAR upon the opening of that opportunity, in September, 2013;





26

E . Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of the issuer:


none;


F . Material transactions involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services:


Material transactions involving banks include security steps taken by the company with respect to co-signors on the accounts, as well as such steps taken to comply with rights of succession upon the death, disability or illness of one of the signers of the accounts. To this end, the company originated its 'Office of Financial Management,' with the sole purpose of appointing a trusted board member, and person of personal wealth, Marc J. Hagemeier, M.A., as having login, signing, and disbursement authority for the accounts upon such contingency as to any signers.


Further, the board passed a resolution as to such transactions, to be implemented by November, 2015, that requires the board to replace the president and the office of the president as a signer on any accounts. This measure was also taken for security purposes, in order to avoid the president being placed in any coercive situations with respect to said accounts.


Thus, the only 'transfer agent' would be Mr. Hagemeier.


With the exception of the Issuer's representative, Mr. Ramos, there is no 'registrar' for any such material transactions.







27


There is no trustee under a trust indenture, or any other material transactions.


There are no further 'similar services.'


G . Material transactions or a series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments that does not exceed $50,000:


none;


H . Where the interest of the specified person arises solely from the ownership of securities of the issuer and the specified person receives no extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class:


none other than as to ownership of the shares and voting rights equal to all shareholders;


I . Material indirect relationships:


1 . from such person's position as a director of another corporation or organization (other than a partnership) which is a party to the transaction:


none;


2. from the direct or indirect ownership by such person and all other persons specified in subparagraphs (1) through (5) above, in the aggregate, of less than a 10 percent equity interest in another person
 (other than a partnership) which is a party to the transaction:


none;



28

3 . where the interest of such person arises solely from the holding of an equity interest (including a limited partnership interest but excluding a general partnership interest) or a creditor interest in another person which is a party to the transaction with the issuer or any of its subsidiaries and the transaction is not material to such other person:


none;


4 . material underwriting discounts and commissions upon the sale of securities by the issuer where any of the specified persons was or is to be a principal underwriter or is a controlling person, or member, of a firm which was or is to be a principal underwriter:


none, however, as amended Regulation A is a new industry, the Issuer has yet been able to locate any such persons or companies who are taking such business.


This said, the Issuer fully intends to engage such persons, once they begin to enter into this sector, and will, therefore, amend this subsection accordingly, or, if required by the rules, withdraw this Regulation A filing and file a new one;


5 . as to any transaction involving the purchase or sale of assets by or to any issuer or any subsidiary, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, the cost thereof to the seller:


none;







29

6 . material transactions which involve remuneration from the issuer or its subsidiaries, directly or indirectly, to any of the specified persons for services in any capacity unless the interest of such persons arises solely from the ownership individually and in the aggregate of less than 10 percent of any class of equity securities of another corporation furnishing the services to the issuer or its subsidiaries:


none.




ITEM 10 . SECURITIES BEING OFFERED




A . Capital stock:


l . title of class:


common;


2 . dividend rights:


common to all;


3 . voting rights:


common to all;








30


4 . liquidation rights:


common to all, subject to JOBS Act SEC rules on one-year resale restriction;


5 . preemptive rights:


none;


6 . conversion rights:


subject to JOBS Act SEC rules;


7. redemption provisions:


to company treasury only, and only upon approval of the board;


8 . sinking fund provisions:


none;


9 . liability to further calls or to assessment by the issuer:


none;




B . debt securities are being offered:


none;






31


C . warrants, rights, or convertible securities:


none;


D . Balance sheet:


Assets


Current Assets                    2014            2015


Cash                        0            0


Accounts

receivable                    0            0


Inventory                    0            0


Prepaid

expenses                    0            0


Short-term                    0            0

investments


Total current assets                    0            0




32


                2014            2015


Fixed (long-term) Assets


    Long-term

    investments                    0            0


    Property,

    plant & equipment

    (less accumulated

    depreciation)                0            0


    Intangible assets                0            0


Total fixed assets                    0            0


Other Assets


    Deferred income                0            0

    Other                        0            0


Total Other Assets                    0            0



Total Assets                        0            0





33




                            2014            2015

Liabilities & Owner's Equity


Current Liabilities


    Accounts payable                0            0


    Short-term loans                0            0


    Income taxes payable            0            0


    Accrued salaries & wages            0            0


    Unearned income                0            0


    Current portion of

    long-term debt                0            0


Total current liabilities                0            0


Long-term Liabilities


    Long-term debt                0            0


    Deferred income

    tax                        0            0




34


    Other                        0            0


Total long-term liabilities                0            0


34


                            2014            2015

Owner's Equity


    Owner's investment            0            0


    Retained earnings                0            0


    Other                        0            0


Total owner's equity                    0            0


Total Liabilities & Owner's Equity        0            0



E . Statements of income, cash flows, and other stockholder equity:


none;


F . Financial Statements of Businesses Acquired or to be Acquired:


not applicable;


G . Pro Forma Financial Information:


none.


35

CONCLUSION


Serious investors should first schedule an appointment with the Issuer's representative, Tony Ramos, at the company's office, in Washington, D.C.


Upon any meeting and further inquiry, and signing of a confidentiality statement, further project-specific information may be provided to such investors.


The applicant company requests qualification by the Commission of this Regulation A application.



Mr. Ramos may be contacted at:


202-321-7969 or at tramos@urbroadband.com


Thank you.











36